As filed with the Securities and Exchange Commission on February 5, 1998
                                                   Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                _______________
                             SIGMA CIRCUITS, INC.
            (Exact name of registrant as specified in its charter)

                               ________________
      Delaware                                        77-0107167
(State of Incorporation)                  (I.R.S. Employer Identification No.)
                               ________________

                               393 Mathew Street
                         Santa Clara, California 95050
                                (408) 727-9169
         (Address and telephone number of principal executive offices)
                               ________________

                  Amended and Restated 1997 Stock Option Plan
                       1994 Employee Stock Purchase Plan
                           (Full title of the plans)
                               ________________

                                B. Kevin Kelly
                     President and Chief Executive Officer
                             Sigma Circuits, Inc.
                               393 Mathew Street
                         Santa Clara, California 95050
                                (408) 727-9169
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               _______________

                                  Copies to:
                             Mark P. Tanoury, Esq.
                              Cooley Godward llp
                              3000 Sand Hill Road
                             Building 3, Suite 230
                       Menlo Park, California 94025-7116
                                (415) 843-5000
                               ________________

                      CALCULATION OF REGISTRATION FEE

                              Proposed       Proposed
Title of                      Maximum        Maximum
Securities      Amount to     Offering       Aggregate     Amount of
to be           be            Price Per      Offering      Registration
Registered      Registered    Share (1)      Price (1)     Fee
Stock
Options and
Common Stock
(par value
$.001)          359,092       $6.00-$7.06    $2,348,714    $693

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options granted under the Amended and Restated 1997 Stock Option Plan; (b) the average of the high and low price of Registrant's Common Stock on January 30, 1998 as reported on the NASDAQ National Market System; or (c) for shares issuable under the Company's Employee Stock Purchase Plan calculated on the basis of 85% of the average of the high and low price of Registrant's Common Stock on January 21, 1998 as reported on the NASDAQ National Market System.

                            Number of     Offering            Aggregate
Securities                  Shares        Price Per Share     Offering Price
Common Stock
issuable pursuant
to outstanding
options under the
Amended and Restated
Stock Option Plan            96,424       $6.875              $662,915

Common Stock available
for grant under the
Amended and Restated
1997 Stock Option Plan      103,576       $7.06               $731,247

Common Stock available
for grant under the
Employee Stock Purchase
Plan                        159,092       $6.00               $954,552

     Approximate date of commencement of proposed sale to the public:   As
soon as practicable after this Registration Statement becomes effective.


            INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

     The contents of Registration Statements on Form S-8 No. 33-81506 and No, 33-29041 filed with the Securities and Exchange Commission on July 15, 1994 and June 11, 1997, respectively, are incorporated by reference herein.

                               EXHIBITS

Exhibit
Number
5.1    Opinion of Cooley Godward LLP.

23.1   Consent of Deloitte & Touche LLP.

23.2   Consent  of  Cooley  Godward  LLP is  contained in  Exhibit 5.1 to  this
       Registration Statement.

24.1   Power of Attorney.  Reference is made to the signature page.

99.1   Amended and Restated 1997 Stock Option Plan.

99.2   1994 Employee Stock Purchase Plan, as amended as of December 16th, 1997.


                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 4, 1998.

                         SIGMA CIRCUITS, INC.

                           By:   /s/ B. Kevin Kelly
                           B. Kevin Kelly, President and Chief
Executive Officer

                           POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. Kevin Kelly and Philip S. Bushnell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                Title                          Date
/s/ B. Kevin Kelly       President and Chief            February 4, 1998
B. Kevin Kelly           Executive Officer


/s/ Philip S. Bushnell   Chief Financial Officer,       February 4, 1998
Philip S. Bushnell       Senior Vice President
                         Finance and Administration,
                         Secretary and Director
                         (Principal Financial and
                         Accounting Officer)

/s/ Robert P. Cummins    Chairman of the Board          February 4, 1998
Robert P. Cummins


/s/ Carl Brockl          Director                       February 4, 1998
Carl Brockl


/s/ William W. Boyle     Director                       February 4, 1998
William W. Boyle

                             EXHIBIT INDEX

Exhibit                                                     Sequential
Number       Description                                    Page Number
 5.1         Opinion of Cooley Godward LLP.
23.1         Consent of Deloitte & Touche LLP.
23.2         Consent of Cooley Godward LLP is contained
             in Exhibit 5.1 to this Registration Statement.
24.1         Power of Attorney.  Reference is made to the
             signature page.
99.1         Amended and Restated 1997 Stock Option Plan.
99.2         1994 Employee Stock Purchase Plan, as amended.


                                                         Exhibit 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Sigma Circuits, Inc. on Form S-8 of our report on the financial statements of Sigma Circuits, Inc. for the year ended June 30, 1997 and 1996 appearing in the Registrant's annual report on Form 10-K for the year ended June 30, 1997, filed pursuant to the Exchange Act.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Jose, California
February 4, 1998

                                                                   Exhibit 5.1
                        [Cooley Letterhead]


                                ATTORNEYS AT LAW             San Francisco, CA
                                                             415 693-2000
                                3000 Sand Hill Road          Palo Alto, CA
                                Building 3, Suite 230        415 843-5000
                                Menlo Park, CA               San Diego, CA
                                94025-7116                   619 550-6000
                                Main 415 843-5000            Boulder, CO
                                Fax  415 854-2691            303 546-4000
                                WEB http:www.cooley.com      Denver, CO
                                                             303 606-4800
February 4, 1998

Sigma Circuits, Inc.
393 Mathew Street
Santa Clara, CA  95050

Re:  Sigma Circuits, Inc.

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Sigma Circuits, Inc. (the
"Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 359,092 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to its Amended and Restated 1997 Stock Option Plan and the Employee Stock Purchase Plan (the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP



By:  /s/ Mark P. Tanoury
     Mark P. Tanoury